Exhibit 99.2

Powerus Corporation

Board of Director Biographies

Andrew Fox

Chief Executive Officer, Powerus

Andrew Fox has been Chief Executive Officer of Powerus since October 2025. Mr. Fox has more than three decades of experience founding, scaling, and leading companies across technology, infrastructure, media, consumer products, and business services. He is the Founder and Chief Executive Officer of Powerus, an autonomous systems and defense technology company focused on drones, robotics, and autonomous solutions for government and commercial markets. Mr. Fox previously founded Charge Enterprises, Inc., which he led from inception to a NASDAQ listing and approximately $700 million in annual revenue over four years, and where he served as Chief Executive Officer and Chairman until his resignation in August 2023. In March 2024, Charge Enterprises, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Mr. Fox is also Managing Partner of Alliance Building Services, a privately held facility services company; founder of All Things Good, a nonprofit media platform; and co-founder of Ready, Set, Food!, an early-childhood nutrition company.

Brett Velicovich

President, Powerus

Brett Velicovich is a Co-Founder of Powerus and has been its President since January 2026. A former U.S. Army Special Operations intelligence analyst from 2001-2010, Mr. Velicovich served six combat tours in Iraq, Afghanistan, and Somalia, where he was central to America’s covert drone program hunting high-value terrorist targets including Abu Bakr al-Baghdadi. He is the author of Drone Warrior: An Elite Soldier’s Inside Account of the Hunt for America’s Most Dangerous Enemies, co-written with Pulitzer Prize-winning journalist Christopher S. Stewart. A Fox News contributor, Mr. Velicovich has appeared on CNN, CBS, NBC, ABC, BBC, and NPR. He has used drone technology for humanitarian purposes, including wildlife conservation in Kenya and donating surveillance drones to Somali police. He earned an MBA in International Business from Duke University’s Fuqua School of Business.

Matt Britton

Founder & Chief Executive Officer, Suzy

Matt Britton is the Founder and Chief Executive Officer of Suzy, a real-time consumer intelligence software platform he launched in 2018. An entrepreneur with nearly three decades of experience at the intersection of marketing, consumer behavior, and technology, Mr. Britton previously co-founded Mr. Youth, a youth-marketing agency, in 2002, which was acquired by LBi in 2011 and subsequently rebranded as MRY, where he served as Chief Executive Officer within the Publicis Groupe network. He also founded Crowdtap, a social media marketing software platform. Mr. Britton is the author of YouthNation (2015), a bestseller on the influence of youth culture on the American economy, and Generation AI, which explores how artificial intelligence is reshaping consumer behavior and business. One of the most in-demand keynote speakers on AI and consumer trends, he has delivered more than 500 keynote presentations to Fortune 500 organizations and has advised leading brands including Netflix, Coca-Cola, Procter & Gamble, Nintendo, and Visa. Mr. Britton is a graduate of Boston University.

Vuk Jeremić

President, Center for International Relations and Sustainable Development (CIRSD)

Vuk Jeremić is the President of the Center for International Relations and Sustainable Development (CIRSD), a global public policy think-tank, and Editor-in-Chief of the quarterly magazine “Horizons - Journal of International Relations and Sustainable Development.” Since 2013, Mr. Jeremić has operated Vuk Jeremić Consulting Agency Belgrade. From November 2022 to September 2023, Mr. Jeremić served as a director of Onconetix, Inc. (Nasdaq: ONCO, previously named Blue Water Vaccines Inc.). From August 2019 to December 2021, Mr. Jeremić served on the board of managers of Atomic 47 LLC. In 2016, Mr. Jeremić participated in the official election for United Nations (UN) Secretary-General. After six rounds of voting in the UN Security Council, he finished in second place, behind Mr. Antonio Guterres. In June 2012, Mr. Jeremić was directly elected by the majority of the world’s nations to be the President of the 67th session of the UN General Assembly. During his term in office, he played a leading role in steering the UN towards the establishment of the Sustainable Development Goals (SDGs). Mr. Jeremić served as Serbia’s Minister of Foreign Affairs from 2007 to 2012. In 2007, he chaired the Council of Europe’s Committee of Ministers. Mr. Jeremić has lectured at major universities, think-tanks, and institutes around the world, as well as published opinion pieces in leading outlets including The New York Times, The Washington Post, The Wall Street Journal, The Financial Times and Le Monde. Mr. Jeremić was named a Young Global Leader by the World Economic Forum in 2013 and appointed to the Leadership Council of the UN Sustainable Development Solutions Network (UN SDSN) in 2014. Mr. Jeremić served as the President of the Serbian Tennis Federation from 2011 to 2015.

Mr. Jeremić holds a bachelor’s degree in theoretical physics from Cambridge University (1998) and a master’s degree in public administration in international development from Harvard University’s John F. Kennedy School of Government (2003).

Jason Finger

Co-Founder & Chairman, Upper90

Jason Finger is the Co-Founder and Chairman of Upper90, a hybrid investment firm providing credit and equity capital to growing companies across e-commerce, enterprise software, and fintech, which has deployed more than $1.5 billion of capital globally and was among the first investors in Thrasio and Clearco (formerly Clearbanc). Mr. Finger is best known as the Co-Founder and former Chief Executive Officer of Seamless (originally SeamlessWeb), the pioneering online food-ordering platform he launched in 1999, which later combined with Grubhub to form GrubHub Seamless. He has served as an Entrepreneur in Residence at Bessemer Venture Partners and has been an active early-stage investor and advisor, with investments including ZocDoc, Betterment, Blue Apron, Skillshare, Conductor, and Clio. Mr. Finger holds a Bachelor of Science from the University of Maryland and JD and MBA degrees from New York University.

Richard Allorto

Chief Financial Officer, PennantPark Investment Advisors

Richard T. Allorto, Jr. has served as Chief Financial Officer of PennantPark Investment Advisers since June 2022. Mr. Allorto has more than 30 years of experience in accounting, audit, financial reporting, investment management, and public-company governance. At PennantPark, he serves as Chief Financial Officer of PennantPark Floating Rate Capital Ltd. (NYSE: PFLT) and PennantPark Investment Corporation (NYSE: PNNT). He leads the finance, operations, and liability management functions of PennantPark Investment Advisers, an SEC-registered investment adviser with more than $10 billion in assets under management.

Prior to joining PennantPark, Mr. Allorto served as Chief Financial Officer of Medley Management Inc. from 2010 to 2022. During his tenure at Medley, he also served as Chief Financial Officer, Treasurer and Secretary of Sierra Income Corporation from 2012 to 2022 and Medley Capital Corporation (NYSE: MCC) from 2011 to 2020. Earlier in his career, Mr. Allorto served at GSC Group, Inc., including as Chief Financial Officer of GSC Investment Corp. (NYSE: GNV) from 2008 to 2010. He began his career in public accounting at Arthur Andersen LLP and subsequently served as an Audit Supervisor at Schering-Plough Corporation.

Mr. Allorto has extensive experience working with public-company boards and audit committees on financial reporting, valuation, internal controls, audit, regulatory compliance, and governance matters. He led the accounting, tax, and financial statement workstreams for four initial public offerings, including Medley Management Inc., Sierra Income Corporation, Medley Capital Corporation, and GSC Investment Corp. He has also served on the Board of Trustees and as Treasurer of the Shannon Daley Memorial Fund since 2019.

Mr. Allorto earned a Bachelor of Science in Business Administration with a concentration in Accounting from Seton Hall University and is a Certified Public Accountant in New Jersey (inactive status).